                                                                  EXHIBIT 11.1

                        HEALTH SYSTEMS DESIGN CORPORATION
                        COMPUTATION OF NET LOSS PER SHARE

                                                  THREE MONTHS ENDED MARCH 31,  SIX MONTHS ENDED MARCH 31,
                                                      1997         1996              1997         1996
                                               -------------  --------------  -------------   ------------
Net loss                                       $  ( 443,433)    $  (762,539)  $ (1,533,522)   $ (1,047,306)
                                                ------------   -------------   ------------   -------------
                                                ------------   -------------   ------------   -------------

Weighted average common and common equivalent
      shares outstanding                          6,456,108       4,995,571      6,446,240       4,722,713

Common shares, options and warrants granted
(using the treasury stock method assuming an
initial public offering price of $13.00)
since March 16, 1995 included pursuant to
Securities and Exchange Commission Rules                  -         275,009              -         275,009
                                               ------------    ------------    ------------    ------------
Weighted average common and equivalent shares
      outstanding                                 6,456,108       5,270,580       6,446,240      4,997,722
                                               ------------    ------------    ------------    ------------
                                               ------------    ------------    ------------    ------------
Net income (loss) per common and common
       equivalent share                        $      (0.07)    $     (0.14)   $      (0.24)   $     (0.21)
                                               ------------    ------------    ------------    ------------
                                               ------------    ------------    ------------    ------------